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                                                                   Exhibit 99.B


   [GRAPHIC OMITTED]                                    [GRAPHIC OMITTED]
         CP&L                                                FLORIDA
         ----                                                PROGRESS
Carolina Power & Light                                     CORPORATION


MEDIA CONTACTS                                     INVESTOR CONTACTS
KEITH POSTON,                                      BOB DRENNAN,
CP&L Energy                                        CP&L Energy
919/546-6189                                       919/546-7474

MELANIE FORBRICK,                                  GREG BEURIS,
Florida Progress Corporation                       Florida Progress Corporation
727/820-5023                                       727/820-5734




             FLORIDA PROGRESS SHAREHOLDERS APPROVE CP&L ACQUISITION


RALEIGH, NC AND ST. PETERSBURG, FL -- (AUGUST 17, 2000) - Florida Progress Corporation (FPC) [NYSE: FPC] shareholders today approved the acquisition of the company by CP&L Energy (CP&L) [NYSE: CPL] at its Annual Shareholders Meeting in St. Petersburg, Florida. Of the ballots cast, 96 percent voted in favor of the acquisition or 76 percent of the more than 98,000,000 shares outstanding. The combination will create one of the nation's 10 largest energy companies based on a generating capacity of more than 19,000 megawatts with more than 2.8 million customers.

"We're obviously pleased that the overwhelming majority of our shareholders have confidence that our combination with CP&L is what's best for our company long-term," said Richard Korpan, chairman, president and CEO of Florida Progress. "They recognize that we will be better positioned to leverage our economies of scale in order to take advantage of the rapid growth in the Southeast and deliver increasing value to our shareholders."

"By doubling our customer base and revenues, and nearly doubling our generating capacity, the new CP&L Energy will be a strong and solidly competitive force in this nation's evolving energy industry," said William Cavanaugh, chairman, president and CEO of CP&L Energy. "We are transforming CP&L into a super-regional organization that will span the Southeastern United States."

FPC shareholders will receive $54 in cash or stock, subject to adjustment, plus one Contingent Value Obligation (CVO) related to recent synthetic fuel plant purchases, for each share of FPC stock. Florida Progress shareholders will have the right to elect cash or stock having a value of $54, subject to adjustment based on the price of CP&L stock during a period before the exchange is closed and to proration if the elections exceed 65 percent in cash or 35 percent in stock.

The acquisition still must be approved the North Carolina Utilities Commission
(NCUC) and the Securities and Exchange Commission (SEC). The NCUC is expected to issue an order approving the combination soon. The acquisition is expected to close in the fall.





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About Florida Progress

Florida Progress is a FORTUNE 500 diversified electric utility holding company based in St. Petersburg, Florida. Its principal subsidiary is Florida Power, one of the nation's leading electric utilities committed to serving its 1.4 million customers in Florida with competitively priced energy, excellent reliability, and outstanding customer service. Diversified operations include rail services, marine operations, and coal mining and synthetic fuel production. Additional information about Florida Progress can be found at http://www.fpc.com.


About CP&L Energy

Headquartered in Raleigh, N.C., CP&L Energy, through its subsidiary Carolina Power & Light, provides electricity and energy services to 1.2 million customers in North Carolina and South Carolina and provides natural gas distribution and service, through its wholly owned subsidiary North Carolina Natural Gas (NCNG), to about 178,000 customers in eastern and southern North Carolina. The company owns and operates a system of 18 power plants in the Carolinas and Georgia. CP&L Energy's non-regulated operations include fiber optic assets and statusgo.com, two Internet-related services businesses, and Strategic Resource Solutions (SRS), an integrated facility and energy management solutions company. Additional information on CP&L can be found at http://www.cplc.com.


This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Securities Exchange Act of 1934. The forward-looking statements are subject to various risks and uncertainties. Discussion of factors that could cause actual results to differ materially from management's projections, forecasts, estimates and expectations may include factors that are beyond the company's ability to control or estimate precisely. Factors include, but are not limited to, actions in the financial markets, actions of regulatory agencies, weather conditions, economic conditions in the company's service territories, fluctuations in energy-related commodity prices, conversion activity, other marketing efforts and other uncertainties. Other risk factors are detailed from time to time in the company's SEC reports.

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